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                        SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.  20549



                                     FORM 8-K


                                  CURRENT REPORT



                      Pursuant to Section 13 or 15(d) of the
                          Securities Exchange Act of 1934




                        Date of Report:  November 22, 1995
                Date of earliest event reported:  November 21, 1995


                        SOUTHERN CALIFORNIA EDISON COMPANY
              (Exact name of registrant as specified in its charter)



         CALIFORNIA                         1-2313                95-1240335
(State or other jurisdiction of           (Commission          (I.R.S. employer
incorporation or organization)           file number)       identification no.)


                             2244 Walnut Grove Avenue
                                  (P.O. Box 800)
                            Rosemead, California  91770
           (Address of principal executive offices, including zip code)


                                   818-302-1212
               (Registrant's telephone number, including area code)


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Item 5.  Other Events

    Alternate Proposed General Rate Case Decision

        On November 21, 1995, California Public Utilities Commission (CPUC) President Daniel Fessler issued an alternate proposed decision on Southern California Edison's (Edison) 1995 General Rate Case. The proposed decision would reduce operating revenues to Edison by approximately $120 million in 1996, including reduced operating and maintenance funds and a reduced rate of return on San Onofre, compared to the $67 million reduction specified in a settlement between Edison, San Diego Gas & Electric Company and the Division of Ratepayer Advocates reached in November 1994.

        The alternate order is a proposal and may be accepted, rejected or modified by the CPUC. Comments on the proposed decision are due by November 29 and a formal CPUC decision is currently anticipated on December 6. A copy of a press release issued by Edison on November 22 concerning the alternate proposed decision is filed herewith as Exhibit 20.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)     Exhibits

Exhibit
Number                            Description
-------                           -----------

20               News Release -- Edison Hits Alternate Proposed
                 Decision for 1995 General Rate Case
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                                    SIGNATURES


     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      SOUTHERN CALIFORNIA EDISON COMPANY


                                                     W. J. SCILACCI
                                      ----------------------------------
                                                     W. J. SCILACCI
                                                   ASSISTANT TREASURER


November 22, 1995